Exhibit 99.1

FOR IMMEDIATE RELEASE
October 18, 2017

FOR ADDITIONAL INFORMATION, PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT, AND C.E.O., COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS RECORD EARNINGS FOR THE THIRD QUARTER 2017

Earnings Summary
(in thousands except per share data)	3Q 2017	2Q 2017	3Q 2016	9 Months 2017	9 Months 2016
Net income	$13,763	$11,541	$12,312	$36,581	$35,480
Earnings per share	$0.78	$0.65	$0.70	$2.08	$2.02
Earnings per share - diluted	$0.78	$0.65	$0.70	$2.07	$2.02

Return on average assets	1.33%	1.14%	1.25%	1.21%	1.21%
Return on average equity	10.45%	8.97%	9.81%	9.49%	9.63%
Efficiency ratio	56.55%	59.32%	57.45%	58.97%	58.68%
Tangible common equity	11.24%	11.19%	11.24%

Dividends declared per share	$0.33	$0.32	$0.32	$0.97	$0.94
Book value per share	$29.58	$29.14	$28.40

Weighted average shares	17,633	17,626	17,554	17,625	17,532
Weighted average shares - diluted	17,653	17,645	17,569	17,645	17,548

Community Trust Bancorp, Inc. (NASDAQ-CTBI) reports record earnings for the third quarter 2017 of $13.8 million, or $0.78 per basic share, compared to $11.5 million, or $0.65 per basic share, earned during the second quarter 2017 and $12.3 million, or $0.70 per basic share, earned during the third quarter 2016.  Earnings for the nine months ended September 30, 2017 were $36.6 million, or $2.08 per basic share, compared to $35.5 million, or $2.02 per basic share, for the nine months ended September 30, 2016.

3rd Quarter 2017 Highlights

❖	Net interest income for the quarter of $35.0 million was an increase of $0.7 million, or 2.1%, from second quarter 2017 and $1.7 million, or 5.2%, from prior year third quarter.

❖
Provision for loan losses for the quarter ended September 30, 2017 decreased $2.1 million from prior quarter and $1.5 million from prior year same quarter.  The decrease was the result of sustained improvement in the 12 quarter rolling average core portfolio metrics utilized in our allowance for loan losses model.  While quarter over quarter fluctuations occur, management focuses on longer term trends as an indication of overall credit quality. The reduction resulted in a three basis point decrease in our loan loss reserve from 1.20% to 1.17% of total loans.

❖	Our loan portfolio increased $26.1 million, an annualized 3.4%, during the quarter and $182.1 million, or 6.2%, from September 30, 2016.

❖
Net loan charge-offs for the quarter ended September 30, 2017 were $1.4 million, or 0.18% of average loans annualized, compared to $1.3 million, or 0.18%, experienced for the second quarter 2017 and $2.1 million, or 0.28%, for the third quarter 2016.

❖
Nonperforming loans at $30.0 million increased $2.0 million from June 30, 2017 and $1.7 million from September 30, 2016.  Nonperforming assets at $62.2 million increased $1.5 million from June 30, 2017, but decreased $3.8 million from September 30, 2016.

❖
Deposits, including repurchase agreements, increased $97.6 million during the quarter and $144.1 million from September 30, 2016.  Deposit growth during the quarter included $82.3 million in wholesale brokered deposits.

❖
Noninterest income for the quarter ended September 30, 2017 of $12.2 million was a decrease of $0.1 million, or 0.9%, from prior quarter and $1.0 million, or 7.5%, from prior year same quarter.  The decrease from prior quarter was the result of the gain on the repurchase of trust preferred securities during the second quarter, along with a decrease in trust revenue.  This decrease was partially offset by increases in gains on sales of loans and deposit service charges.  The decrease from same quarter last year was the result of decreases in gains on sales of loans, deposit service charges, loan related fees, and securities gains.

❖
Noninterest expense for the quarter ended September 30, 2017 of $26.9 million decreased $0.6 million, or 2.3%, from prior quarter, but increased $0.2 million, or 0.9%, from prior year same quarter.  The variance in noninterest expense for the quarter was due to a decrease in net other real estate owned expense from prior quarter and an increase in net other real estate owned expense from prior year same quarter.

Net Interest Income

Net interest income for the quarter of $35.0 million was an increase of $0.7 million, or 2.1%, from second quarter 2017 and $1.7 million, or 5.2%, from prior year third quarter.  Our net interest margin at 3.67% was down one basis point from prior quarter but up one basis point from prior year same quarter, while our average earnings assets increased $55.5 million and $173.4 million, respectively, during those same periods.  Our yield on average earning assets increased 4 basis points from prior quarter and 13 basis points from prior year same quarter, and our cost of funds increased 9 basis points from prior quarter and 18 basis points from prior year same quarter.  Our ratio of average loans to deposits, including repurchase agreements, was 91.1% for the quarter ended September 30, 2017 compared to 89.9% for the quarter ended June 30, 2017 and 88.3% for the quarter ended September 30, 2016.  Net interest income for the nine months ended September 30, 2017 increased $2.7 million, or 2.7%, from September 30, 2016.

Noninterest Income

Noninterest income for the quarter ended September 30, 2017 of $12.2 million was a decrease of $0.1 million, or 0.9%, from prior quarter and $1.0 million, or 7.5%, from prior year same quarter.  The decrease from prior quarter was the result of the $0.6 million gain on the repurchase of $2.0 million in trust preferred securities during the second quarter, along with a $0.1 million decrease in trust revenue.  This decrease was partially offset by increases in gains on sales of loans ($0.1 million) and deposit service charges ($0.3 million).  The decrease from same quarter last year was the result of decreases in gains on sales of loans ($0.2 million), deposit service charges ($0.1 million), loan related fees ($0.5 million), and securities gains ($0.4 million).  Noninterest income for the nine months ended September 30, 2017 increased $0.2 million, or 0.5%, compared to the nine months ended September 30, 2016.  This increase was also the result of the $0.6 million gain during the second quarter mentioned above, along with a $0.7 million increase in trust revenue, partially offset by decreases in gains on sales of loans ($0.5 million) and securities gains ($0.5 million).

Noninterest Expense

Noninterest expense for the quarter ended September 30, 2017 of $26.9 million decreased $0.6 million, or 2.3%, from prior quarter, but increased $0.2 million, or 0.9%, from prior year same quarter.  The variance in noninterest expense for the quarter was due to a $0.5 million decrease in net other real estate owned expense from prior quarter and a $0.4 million increase in net other real estate owned expense from prior year same quarter.  The increase in net other real estate owned expense from prior year same quarter was partially offset by a decreases in personnel expense ($0.1 million) and FDIC insurance premiums ($0.2 million).  Noninterest expense for the nine months ended September 30, 2017 increased $2.0 million, or 2.5%, compared to the nine months ended September 30, 2016, as a result of a $2.2 million increase in net other real estate owned expense.  Personnel expense for the nine months ended September 30, 2017 increased $0.4 million from prior year with a $0.8 million increase in salaries and a $0.3 million increase in the cost of group medical and life insurance, partially offset by a $0.4 million decrease in bonuses and incentives.  FDIC insurance premiums decreased $0.7 million from prior year.

Balance Sheet Review

CTBI’s total assets at $4.1 billion increased $54.8 million, or an annualized 5.3%, from June 30, 2017 and $205.7 million, or 5.2%, from September 30, 2016.  Loans outstanding at September 30, 2017 were $3.1 billion, increasing $26.1 million, or an annualized 3.4%, from June 30, 2017 and $182.1 million, or 6.2%, from September 30, 2016.  We experienced an increase during the quarter of $6.2 million in the commercial loan portfolio, $12.7 million in the residential loan portfolio, $4.8 million in the indirect loan portfolio, and $2.4 million in the consumer direct loan portfolio.  CTBI’s investment portfolio decreased $7.3 million, or an annualized 4.8%, from June 30, 2017 and $28.5 million, or 4.5%, from September 30, 2016.  Deposits in other banks increased $31.4 million from prior quarter and $51.0 million from September 30, 2016.  Deposits, including repurchase agreements, at $3.5 billion increased $97.6 million, or an annualized 11.5%, from June 30, 2017 and $144.1 million, or 4.3%, from September 30, 2016.  Deposit growth during the quarter included $82.3 million in wholesale brokered deposits.

Shareholders’ equity at September 30, 2017 was $522.9 million compared to $514.9 million at June 30, 2017 and $500.1 million at September 30, 2016.  CTBI’s annualized dividend yield to shareholders as of September 30, 2017 was 2.84%.

Asset Quality

CTBI’s total nonperforming loans were $30.0 million at September 30, 2017, a 7.2% increase from the $28.0 million at June 30, 2017 and a 6.1% increase from the $28.3 million at September 30, 2016.  Loans 90+ days past due increased $1.9 million during the quarter but decreased $1.3 million from September 30, 2016.  Nonaccrual loans increased $0.1 million during the quarter and $3.0 million from September 30, 2016.  Loans 30-89 days past due at $17.4 million was an increase of $2.2 million from June 30, 2017 but a $2.4 million decrease from September 30, 2016.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.  Impaired loans, loans not expected to meet contractual principal and interest payments other than insignificant delays, at September 30, 2017 totaled $46.2 million, a $4.5 million decrease from the $50.7 million at June 30, 2017 and an $8.8 million decrease from the $55.0 million at September 30, 2016.

Our level of foreclosed properties at $32.0 million at September 30, 2017 was a $0.6 million decrease from the $32.6 million at June 30, 2017 and a $5.6 million decrease from the $37.7 million at September 30, 2016.  Sales of foreclosed properties for the quarter ended September 30, 2017 totaled $2.6 million while new foreclosed properties totaled $2.7 million.  At September 30, 2017, the book value of properties under contracts to sell was $2.6 million; however, the closings had not occurred at quarter-end.  Write-downs on foreclosed properties for the third quarter 2017 totaled $0.9 million compared to $1.4 million in the second quarter 2017 and $0.4 million in the third quarter 2016.  Write-downs for the nine months ended September 30, 2017 totaled $2.9 million.

Net loan charge-offs for the quarter ended September 30, 2017 were $1.4 million, or 0.18% of average loans annualized, compared to $1.3 million, or 0.18%, experienced for the second quarter 2017 and $2.1 million, or 0.28%, for the third quarter 2016.  Of the net charge-offs for the quarter, $0.4 million were in commercial loans, $0.7 million were in indirect auto loans, $0.2 million were in residential loans, and $0.1 million were in consumer direct loans.  Allocations to loan loss reserves were $0.7 million for the quarter ended September 30, 2017 compared to $2.8 million for the quarter ended June 30, 2017 and $2.2 million for the quarter ended September 30, 2016.  Our reserve coverage (allowance for loan and lease loss reserve to nonperforming loans) at September 30, 2017 was 121.2% compared to 132.6% at June 30, 2017 and 126.5% at September 30, 2016.  Our loan loss reserve as a percentage of total loans outstanding was reduced to 1.17% at September 30, 2017 from the 1.20% at June 30, 2017 and the 1.22% at September 30, 2016.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Community Trust Bancorp, Inc.’s (“CTBI”) actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies and regulations could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $4.1 billion, is headquartered in Pikeville, Kentucky and has 70 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, four banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
September 30, 2017
(in thousands except per share data and # of employees)

	Three	Three	Three	Nine	Nine
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Interest income	$39,844	$38,411	$36,679	$115,023	$109,580
Interest expense	4,874	4,171	3,452	12,723	9,970
Net interest income	34,970	34,240	33,227	102,300	99,610
Loan loss provision	666	2,764	2,191	4,659	5,829

Gains on sales of loans	390	251	595	897	1,357
Deposit service charges	6,499	6,199	6,563	18,658	18,680
Trust revenue	2,534	2,649	2,440	7,769	7,111
Loan related fees	792	773	1,260	2,570	2,610
Securities gains	48	18	458	58	522
Other noninterest income	1,939	2,421	1,870	6,140	5,646
Total noninterest income	12,202	12,311	13,186	36,092	35,926

Personnel expense	14,079	14,044	14,216	43,047	42,671
Occupancy and equipment	2,784	2,720	2,745	8,317	8,212
Data processing expense	1,772	1,757	1,601	5,318	4,729
FDIC insurance premiums	316	315	469	923	1,628
Other noninterest expense	7,981	8,730	7,656	24,537	22,881
Total noninterest expense	26,932	27,566	26,687	82,142	80,121

Net income before taxes	19,574	16,221	17,535	51,591	49,586
Income taxes	5,811	4,680	5,223	15,010	14,106
Net income	$13,763	$11,541	$12,312	$36,581	$35,480

Memo: TEQ interest income	$40,349	$38,910	$37,178	$116,536	$111,116

Average shares outstanding	17,633	17,626	17,554	17,625	17,532
Diluted average shares outstanding	17,653	17,645	17,569	17,645	17,548
Basic earnings per share	$0.78	$0.65	$0.70	$2.08	$2.02
Diluted earnings per share	$0.78	$0.65	$0.70	$2.07	$2.02
Dividends per share	$0.33	$0.32	$0.32	$0.97	$0.94

Average balances:
Loans	$3,095,826	$3,027,044	$2,931,791	$3,026,236	$2,908,115
Earning assets	3,838,013	3,782,548	3,664,598	3,775,572	3,640,043
Total assets	4,104,226	4,052,791	3,932,705	4,044,509	3,907,076
Deposits, including repurchase agreements	3,397,266	3,366,489	3,319,608	3,375,642	3,294,233
Interest bearing liabilities	2,763,745	2,731,147	2,634,254	2,718,939	2,624,794
Shareholders' equity	522,378	515,834	499,180	515,205	491,882

Performance ratios:
Return on average assets	1.33%	1.14%	1.25%	1.21%	1.21%
Return on average equity	10.45%	8.97%	9.81%	9.49%	9.63%
Yield on average earning assets (tax equivalent)	4.17%	4.13%	4.04%	4.13%	4.08%
Cost of interest bearing funds (tax equivalent)	0.70%	0.61%	0.52%	0.63%	0.51%
Net interest margin (tax equivalent)	3.67%	3.68%	3.66%	3.68%	3.71%
Efficiency ratio (tax equivalent)	56.55%	59.32%	57.45%	58.97%	58.68%

Loan charge-offs	$2,443	$2,189	$2,962	$7,123	$8,729
Recoveries	(1,035)	(845)	(875)	(2,922)	(2,607)
Net charge-offs	$1,408	$1,344	$2,087	$4,201	$6,122

Market Price:
High	$47.00	$46.90	$37.49	$50.40	$37.49
Low	$40.33	$41.07	$33.71	$40.33	$30.89
Close	$46.50	$43.75	$37.11	$46.50	$37.11

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
September 30, 2017
(in thousands except per share data and # of employees)

	As of	As of	As of
	September 30, 2017	June 30, 2017	September 30, 2016
Assets:
Loans	$3,113,421	$3,087,342	$2,931,299
Loan loss reserve	(36,391)	(37,133)	(35,801)
Net loans	3,077,030	3,050,209	2,895,498
Loans held for sale	1,605	4,624	2,075
Securities AFS	603,033	610,368	631,201
Securities HTM	858	858	1,181
Other equity investments	22,814	22,814	22,814
Other earning assets	130,794	90,711	74,419
Cash and due from banks	48,738	51,224	49,584
Premises and equipment	46,572	47,036	47,840
Goodwill and core deposit intangible	65,504	65,543	65,662
Other assets	138,947	137,726	139,952
Total Assets	$4,135,895	$4,081,113	$3,930,226

Liabilities and Equity:
NOW accounts	$51,075	$48,476	$45,834
Savings deposits	1,066,020	1,070,706	1,023,590
CD's >=$100,000	682,686	592,794	597,417
Other time deposits	613,729	610,770	623,957
Total interest bearing deposits	2,413,510	2,322,746	2,290,798
Noninterest bearing deposits	786,856	782,864	763,187
Total deposits	3,200,366	3,105,610	3,053,985
Repurchase agreements	260,007	257,208	262,295
Other interest bearing liabilities	118,406	167,455	69,110
Noninterest bearing liabilities	34,187	35,925	44,726
Total liabilities	3,612,966	3,566,198	3,430,116
Shareholders' equity	522,929	514,915	500,110
Total Liabilities and Equity	$4,135,895	$4,081,113	$3,930,226

Ending shares outstanding	17,678	17,671	17,608
Memo: Market value of HTM securities	$858	$858	$1,182

30 - 89 days past due loans	$17,403	$15,234	$19,765
90 days past due loans	10,222	8,362	11,498
Nonaccrual loans	19,798	19,651	16,798
Restructured loans (excluding 90 days past due and nonaccrual)	50,819	53,786	54,026
Foreclosed properties	32,048	32,638	37,665
Other repossessed assets	160	45	103

Common equity Tier 1 capital	15.01%	14.91%	14.97%
Tier 1 leverage ratio	12.77%	12.72%	12.69%
Tier 1 risk-based capital ratio	16.90%	16.81%	17.05%
Total risk based capital ratio	18.10%	18.05%	18.30%
Tangible equity to tangible assets ratio	11.24%	11.19%	11.24%
FTE employees	996	1,000	991